                                                                           Draft

                               ATM SITE AGREEMENT

 This ATM Site Agreement (the "Agreement") is made as of ________, 1997 between:
 - EFT ______________, a ____________ company with its registered offices at ______________________ (hereinafter referred to as "Euronet");
 and

 - [__________, a _________ company with its registered offices at ______] (hereinafter referred to as "Lessor":).



                                    RECITALS


        WHEREAS Euronet wishes to install automated teller machines (the "ATMs") at certain mutually agreed locations in Lessor's retail locations in [________];

        WHEREAS Lessor is willing to lease space to Euronet for this purposes;

In consideration of the above premises, the Parties have agreed as follows:

1.      Number and Choice of Sites,

(a) Lessor hereby grants Euronet the right to install ATMs in those retail locations included on Exhibit A, plus any additional sites which are mutually agreed by the parties from time to time ("ATM Sites"). The precise location for installation of each ATM at the ATM Site as well as the details of the installation plan and equipment installed will be mutually agreed upon by both parties in separate documents, referred to herein as "ATM Site Specification Forms", executed by the Parties for each ATM Site. The execution of an ATM Site Specification Form shall constitute an agreement of the parties to apply the terms of this Agreement, together with any specific terms applicable to such ATM Site provided in such form, to each ATM Site. The Parties agree to enter into a Site Specification Form with respect to the ATM Sites listed on Exhibit A within thirty (30) days of the execution of this Agreement.

        Euronet may require that Lessor confirm in writing that an ATM Site has been made available at a given location, including any particular legal and technical conditions relating to the usage of the area

[OPTION 1 (No Rental fees):

2.      Nature of this Agreement.

        This Agreement is intended to establish a cooperative relationship between the parties in which the consideration for the right of Euronet to place ATMs in mutually agreed Lessor retail locations is the expense incurred by Euronet in installing an ATM, the enhancement of the services available to Lessor's customers and the payment of an annual fee of ____________. No other rental or operational fee (including, for example, electricity or other utility fees incurred during the installation and operation of the ATM) shall be payable by Euronet to Lessor for the installation and operation of the ATMs at the ATM Sites.]

[OPTION 2. (Payment of Rent)

2.      Rental Fee,

a) Euronet agrees to pay Lessor $__.00 (____US dollars) per month per ATM location (the "monthly fee"). The monthly fee is payable in ____, calculated and based on the National Bank of Poland average of the buying and selling rate for USD to ___on the first day of each month. The monthly fee shall commence upon installation and connection of each ATM to the Euronet network and will be mutually confirmed by both parties in a separate document called "ATM Site Term Commencement Form". If connection to the network occurs other than on the first day of the month, the monthly fee for the partial month shall be prorated based on the number of days the ATM is connected to the network divided by the total days in the month.

b) All rental and transaction fees are inclusive of all fees and taxes whatsoever.

3.      Design and Installation.

a) Euronet will, at its sole cost and expense, design and make any necessary alterations to the ATM Site, install an ATM and make necessary utility, telecommunications and computer connections at the ATM Site. All designs for the ATM Site, including for signage, will be mutually agreed upon by the Parties.

b) Euronet will be primarily responsible for obtaining any necessary construction or other permits. However, Lessor acknowledges that such permits must be requested in the name of Lessor and that obtaining such permits will therefore require the assistance and participation of Lessor. Lessor agrees to provide any assistance necessary to obtain such permits.

c) Euronet and Lessor will cooperate in obtaining the necessary telecommunications service and linkage at the ATM Site. Lessor agrees that Euronet will install satellite and/or alternative telecommunication connections on the site. The cost of telecommunications installation and service will be borne by Euronet.

d) Each ATM will bear a Euronet logo and logos of its member banks and cards, and if required by any company renting the ATM and systems software to Euronet (the "Rental Company"), a plate identifying the owner of the ATM. Lessor will not object to the presence or interfere with the visibility of such logo and plate.

e) Euronet will have the right to place visible, lighted signs on/above the ATM and, if necessary, directional signs which will be approved by Lessor.

4.      Operation and Maintenance of the ATM.

        Euronet shall be responsible, at its sole cost and expense, for the maintenance and repair of the ATM during the term of this Agreement.

5.      Access to ATM Site,

        Lessor will permit access to the ATM Site during regular opening hours of the retail location (and to the extent necessary for the construction of the ATM Site and the installation and maintenance of the ATM, to the interior of the building next to the ATM Site) to the employees, agents, suppliers and subcontractors of Euronet. If necessary to make urgent repairs, such access will also be furnished outside regular opening hours of the retail location.

6.      Ownership of ATM and Systems Software.

        Lessor acknowledges that the ATM machine and accessory equipment at each ATM Site and all computer programs used in the ATM (the "Systems Software") are, and shall at all times, remain the property of Euronet (and/or the Rental Company). Lessor will not assert or suggest that it has, or permit any other party to assert or suggest that it has any ownership rights whatsoever with respect to the ATM or the Systems Software, nor shall Lessor take any action towards third parties which would imply that it is the owner of the ATMs or the Systems Software. Lessor acknowledges that the ownership rights of

        Euronet(and/or the Rental Company) shall not be in any way reduced or impaired by the fact that the ATM is installed into the property of Lessor. If so requested by the Rental Company, the Lessor will provide written confirmation, in a form satisfactory to the Rental Company, of the ownership rights of the Rental Company and that the Lessor will not prevent the Rental Company from asserting any rights, whether as a creditor or otherwise, against the ATM located at the ATM Site.

 7.     Operation and Maintenance of ATM Site,

 a) Lessor shall, at all times during the term of this Agreement, furnish and maintain (i) maintenance of the area surrounding the ATM Site, (ii) routine cleaning of the ATM, (iii) electricity required for the normal operation of the ATM machine and related equipment at the ATM Site, and
        (iv) adequate illumination of and around the ATM 24 hours per day, and
        (v) access to the ATM Site for the customers. Upon failure to meet the obligations, Euronet (and/or the Rental Company) shall have the right to remove the ATM from the ATM Site at its discretion and Lessor is obliged to cooperate to such removal.

 b) During the term of this Agreement, Lessor shall not permit any other bank, company or entity to install and/or operate ATMs at any retail locations owned or operated by Lessor.

 8.     Term; Default and Termination.

 a) This Agreement shall apply with respect to each ATM Site for an initial term of seven (7) years form the date the ATM in a site is connected to the Euronet network. Thereafter, this Agreement shall be automatically renewed as to each ATM Site for successive three (3) year terms unless
        (i) notice of termination is given by either party at least three months prior to the commencement of any renewed term, or (ii) sooner terminated as provided in paragraph (b) of this section.

 b) In the event of any default by either Party in the performance of this Agreement as to any ATM Site, the non-defaulting Party may terminate this Agreement (but only as to such ATM Site) by written notice with effect as of thirty (30) days after the date of receipt of such notice. All amounts due by one Party to the other at the time of such default shall be paid within seven days of the end of such thirty (30) day period.

 c) In the event that the number of transactions on the ATM at an ATM Site fall to below 1200 per month for more than three (3) months in any six
        (6) month period, Euronet shall be entitled to remove the ATM from that site and terminate this Agreement with respect to such site. Such termination shall not affect the application of this Agreement as to other sites.

 c) Euronet will remove the ATM from the ATM Sites at its sole cost and expense within sixty (60) days of the effective date of termination of this Agreement (whether by notice of termination for default or expiration of the term of this Agreement). For this purpose, Euronet will be given full access to the ATM Site by Lessor. Euronet will leave the ATM Site in a clean condition, but will not be required to restore the ATM Site to its original condition.

 9.     Insurance/Liability for Loss.

 a) Euronet shall be responsible for insuring each ATM and the cash in the ATM against property damage and theft.

 b) Euronet will be responsible for any loss or damage to the ATM machine itself or the cash therein arising from robbery, vandalism or casualty, provided that such loss or damage is not attributable to the negligence or misconduct of Lessor or its employees or agents. Euronet shall not be responsible for damage to the premises of the Lessor, unless such damage is caused by Euronet or its agents, or by the malfunction of the ATM.

 10.    Joint Promotion/Use of Trademarks and Logo's.

 a) Euronet shall be entitled to include the locations of the ATM Sites on all promotional materials prepared concerning the Euronet ATM network. In addition, Euronet may formulate joint public relations and advertising programs to promote the usage of the Euronet ATM network. Each Party shall be authorized, for the sole purpose of such joint promotion, to use the other's trademark and logo.

        Lessor acknowledges that banks are participating in the Euronet ATM network, and Lessor's trademark and logo may be used in conjunction with that of other participants in the ATM network.

 b) Upon execution of this Agreement, Euronet and/or Lessor shall have the right to announce the cooperative arrangement as described herein. Fees and charges must remain confidential and cannot be disclosed by either party without written consent of the other Party.

 11.    Confidentiality.

        Except as otherwise required by law, each Party shall maintain as strictly proprietary and confidential any and all information, documents and data concerning the other Party received from the other Party in connection with this Agreement.

 12.    Miscellaneous

 a) This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes any and all prior agreements and understanding between the parties with respect to such subject matter.

 b) This Agreement may be amended only in writing signed by both parties. No waiver of any provision hereof shall be effective against any party unless it is in writing signed by that party. A waiver granted with respect to a provision on one occasion shall not constitute a waiver of any other provision on such occasion or of such provision on any subsequent occasion.

 c) This Agreement shall be assignable by any party only with the written consent of the other party hereto, and shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

 d) Any payment, notice or other communication required or permitted to be given under this Agreement shall be mailed or delivered to the parties at the addresses set forth in the heading of this Agreement or to such other addresses as either party may specify by due notice to the other.

 e) The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision hereof.

 f) This Agreement shall be governed by the laws of ___________. All disputes arising in connection with this Agreement and any Specific Agreement shall be submitted to the [____________________].

 IN WITNESS OF THE ABOVE the Parties have duly executed this Agreement as of the date indicated above.


 EFT usluge doo                              Lessor
 --------------                              ------
 By:                                                  By:
    -------------------------------                      ----------------------
 Name:                                                Name:
      -----------------------------                        --------------------
 Title:                                               Title:
       ----------------------------                         -------------------

                                                                           Draft

                                   APPENDIX 1

                           ATM Site Specification Form


Made as of ______________ l997 in between:


Euronet usluge doo, with its registered offices at _____________ ("Euronet")

Lessor (1.___________________ ,______________) ("Lessor").


1. Under the terms and conditions set forth in the Agreement between Lessor and Euronet made on _______1997, subject to section X below, the Parties herein define the ATM Site in _________________________________________.

      The ATM Site is drawn on the plan attached

2.    ATM Site Location:

3.    ATM Build-out:

4.    ATM Type:


 Euronet                                     Lessor
 -------                                     ------
 By:                                                  By:
    -------------------------------                      ----------------------
 Name:                                                Name:
      -----------------------------                        --------------------
 Title:                                               Title:
       ----------------------------                         -------------------

                                                                           Draft

                                   APPENDIX 2



                         ATM Site Term Commencement Form

Made as of______________ 1997 between:


Euronet usluge doo, with its registered office at _______________ ("Euronet")

and


____________, with its registered offices at_________________ ("Lessor").


Under the terms and conditions set forth in the Agreement between Lessor and Euronet made on ________ 1997, and specified in ATM Site Specification Form dated ___________ 1997, the Parties agreed on certain terms regarding an ATM located at ____________________. The Parties hereby confirm that the ATM Site Term Commencement is __________ 1997.


Euronet                                                  Lessor
--------------                                           ------

By:                                                  By:
   -------------------------------                      ----------------------

Name:                                                Name:
     -----------------------------                        --------------------

Title:                                               Title:
      ----------------------------                         -------------------